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                                                                      Exhibit 10

                              EMPLOYMENT AGREEMENT



    THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into by and between Spartech Polycom, Inc., a Pennsylvania corporation ("Employer"), and George A. Abd ("Employee").

    WHEREAS, Employer desires to employ Employee, and Employee is willing to accept such employment on the terms hereinafter set forth,

    NOW, THEREFORE, the parties agree as follows:

    1. Employment. Employer hereby employs Employee and Employee agrees to accept such employment on the terms and conditions hereinafter set forth.

    2. Term. The term of this Agreement shall commence March 1, 2001 and, unless earlier terminated as provided herein, shall expire February 28, 2003.

    3. Duties. Employer employs Employee to act in an executive capacity, with the initial title of Executive Vice President-Color & Specialty Compounds, for Employer and Employer's parent company Spartech Corporation and its other subsidiaries (Spartech Corporation and its subsidiaries being herein referred to collectively as "Spartech"), as and when requested, and at such times and places as Employer shall reasonably request, subject always to the control and direction of Employer's Chief Executive Officer and Board of Directors.
Employee also agrees to serve as an officer and/or director of any Spartech-affiliated entity. During the term of this Agreement, Employee (a) will serve Employer faithfully, diligently and to the best of his ability, and (b) will devote his best efforts and his entire working time, attention and skill to the performance of his duties hereunder and to promoting and furthering the interests of Employer and Spartech. While he is so employed, Employee will not, without the prior written consent of Employer, render any services to any business concern other than Employer and Spartech; provided, however, that nothing herein shall prevent Employee from (i) engaging in additional activities in connection with personal investments which do not interfere or conflict with his duties hereunder, or (ii) making any investment in any publicly traded company so long as such investment does not exceed one percent of the outstanding securities of any class.

    4.  Compensation.

    (a) Subject to periodic review for cost of living and/or merit and other increases, Employer agrees to pay Employee a base salary of $240,000 annually.

    (b) Employee shall be eligible for an annual discretionary bonus based upon his performance and based upon the overall results of Employer's and Spartech's operations and/or Spartech's Color & Specialty Compounds Group, paid in accordance with the terms and conditions of Spartech's Bonus Program. Any such Bonus shall be subject to approval by Employer's Chief Executive Officer and the Compensation Committee of Spartech Corporation's Board of Directors.

    (c) Employee may also participate in all stock option and stock purchase plans, insurance, medical and other employee benefit programs currently established and hereafter instituted by Employer or Spartech which are generally available to their other employees of comparable position. For the term of this Agreement, Employer or Spartech shall maintain term life insurance for Employee's designated beneficiaries in the amount of $500,000.

    (d) Employer shall advance or reimburse to Employee such other monies as Employer determines for credit cards, costs and other reasonable expenses incurred by Employee in the discharge of Employer's instructions hereunder, and consistent with the necessities of the operation of the business.

    5.  Non-Disclosure.

    (a) Employee acknowledges that as a result of his employment by Employer he has acquired, and in the future, will use and acquire knowledge and information utilized by Employer and Spartech in their businesses which may not be generally available to the public or to other persons in the plastics business ("Confidential Information"), including, without limitation, Employer's and Spartech's systems, procedures, formulas, processes, confidential reports, business plans, lists of customers, pricing structure, margins with respect to its products and similar information. As a material inducement to Employer to enter into this Agreement and to pay Employee the compensation set forth herein, Employee agrees that he will not, at any time, directly or indirectly, divulge or disclose to any person, for any purpose, any Confidential Information, except to those persons authorized by Employer or Spartech to receive Confidential Information and except for information which becomes publicly available through no fault of Employee.

    (b) Employee further acknowledges that information imparted to him by Employer or Spartech, relating to Employer's or Spartech's production and business methods, techniques, customer lists, statistics, credit, customers and suppliers is secret and confidential. Therefore, Employee shall, upon termination of his employment hereunder and as a prior condition to receiving final wages, return to Employer or Spartech all books, records and notes containing customer lists and addresses, all duplicate invoices, all statements and correspondence pertaining to such customers, and all information and documents (including all copies thereof) relating to customers, their needs, products of Employer or Spartech used by them, schedules of discussions with them, all formulas, code books, price lists, products, manuals and equipment, production or processing information or instructions, data applicable to methods of manufacture, types, kinds, suppliers and costs of raw materials, business plans and all other information of confidential or secret nature applicable to Employer or Spartech, their customers and the manner of conducting their businesses. As a prior condition to his receiving final wages, Employee, if requested, shall also execute an affidavit to the effect that he has complied with the provisions of this paragraph 5.

    6.  Non-Competition and Non-Solicitation Covenants.

    (a) For as long as he is employed by Employer Employee will not, directly or indirectly, except as a passive investor in publicly held companies in which he has less than a one percent interest, engage in, own or control any interest in or act as director, officer or employee of, or consultant to, any firm or corporation, directly or indirectly engaged, as these terms may be reasonably construed, in a business substantially similar to that operated by Employer or Spartech on the date of termination, in the territories where Employer or Spartech manufacture or distribute their products, or induce or attempt to induce any employee of Employer or Spartech to leave the employment of Employer or Spartech, or employ or attempt to employ any of such employees within 90 days after any termination of their employment with Employer or Spartech.

    (b) The restrictions described in paragraph 6(a) will continue for one year after termination of Employee's employment, if Employee resigns or if his employment is terminated by Employer for Cause.

    (c) If Employee's employment terminates for any reason other than the reasons set out in paragraph 6(b), the restrictions described in paragraph 6(a) will continue so long as (and only so long as) Employer continues to pay Employee his final base salary and bonuses pursuant to paragraph 10(a). If under the foregoing terms such restrictions would terminate earlier than one year after the termination of Employee's employment, Employer may at its sole option extend such restrictions for up to one year after the termination of Employee's employment by continuing to pay Employee his final base salary during the extended period and by paying Employee a bonus equal to the average bonus paid to Employee over the previous two years, at the same times as Spartech's normal bonus payments for continuing employees.

    7. Inventions. Employee acknowledges that all inventions, production processes, techniques, programs, patents, discoveries, formulas and improvements invented, discovered or learned by Employee during employment hereunder, and relating to Employer's or Spartech's business, will be disclosed to Employer and will be the sole property of Employer, and Employee will assign all rights to such inventions and other intellectual property to Employer or Spartech upon Employer's or Spartech's request without further consideration. The restraints on Employee, as set forth in this paragraph 7, however, shall not apply to those inventions for which no equipment, supplies, facility or trade secret information of Employer or Spartech was used and which was developed entirely on Employee's own time and which does not relate to the business of Employer or Spartech or to Employer's or Spartech's actual or demonstrably anticipated research or development, or which did not result from any work performed by Employee for Employer or Spartech.

    8. Remedies. By reason of the fact that irreparable harm would be sustained by Employer if there is any breach by Employee of the provisions of paragraphs 5, 6 and 7 hereof, it is agreed that, in addition to any other rights which Employer may have under this Agreement or at law or in equity, Employer shall be entitled to apply to any court of competent jurisdiction for, and obtain, injunctive relief against Employee or against any third party, in order to prevent any breach or threatened breach of the provisions of such paragraph.

    9. Death During Employment. If Employee should die during the term of this Agreement, Employer's only obligation shall be to pay Employee's spouse, or his estate if he has no spouse, his base monthly salary to the month in which death occurs.

    10. Termination. Notwithstanding anything herein to the contrary, Employer shall have the right to terminate Employee's employment as follows:

    (a) Employer may terminate Employee's employment without Cause upon written notice to Employee. In the event of such termination, Employer shall have no obligation to pay Employee any further compensation except that Employer will continue the payment of Employee's base salary for the remaining term of this Agreement, paid when such salary would have been payable if Employee had remained employed, and pay Employee a bonus equal to the average bonus paid to him over the previous two years, paid at the same times as Spartech's normal bonus payments for continuing employees.

    (b) Employer may terminate Employee's employment at any time for Cause. "Cause" as used herein shall mean any of the following: dishonesty, theft, conviction of a felony, conviction of a misdemeanor involving moral turpitude, intoxication while on the job, illegal use of drugs, any act or omission on Employee's part resulting or intended to result in personal gain at the expense of Employer or Spartech, the failure of Employee, within ten days after receipt of written notice thereof from Employer, for any reason to cease and correct any failure to comply with the lawful instructions of Employer's Chief Executive Officer, any other act or omission which in the sole opinion of Employer's or Spartech's Board of Directors will materially adversely affect Employer's or Spartech's business, or a material breach of this Agreement. In the event of termination for Cause, Employer shall have no obligation to pay any Employee any further compensation except to the extent the Employee's base salary has accrued but is unpaid at the time of termination.

    (c) Employer may terminate Employee's employment by reason of disability upon written notice to Employee if the Employee, because of physical or mental incapacity, illness or disability, fails in any material respect to perform the services required of him hereunder for a continuous period of 120 days, or for shorter periods aggregating 180 days or more in any consecutive period of 240 days. In the event of termination by reason of disability, Employer shall have no obligation to pay any Employee any further compensation except to the extent the Employee's base salary has been accrued but is unpaid at the time of termination.

    11. Severability. If any part of this Agreement is found to be void or unenforceable for any reason, the remainder of this Agreement shall be severable and may be enforced accordingly.

    12. Benefit. This Agreement shall inure to the benefit of and be binding upon Employee, his heirs, executors and administrators, and upon Employer and its successors, but this Agreement may not be assigned by either party except by operation of law by a merger of Employer into another corporation or by Employer in connection with any sale of its business or parts thereof.

    13. Headings. These headings have been inserted in this Agreement for convenience only and shall not affect the interpretation hereof.

    14. Entire Agreement. This Agreement contains the entire understanding of the parties and may not be amended or changed except by an agreement in writing signed by the parties.

    15. Notices. Any notices required or permitted hereunder shall be addressed to Employer at its principal office and to Employee at his address as it appears in the records of the Employer, or at such other address as either party may have furnished to the other for such purpose in writing.

    16. Applicable Law. This Agreement has been entered into in, and shall be construed under the laws of, the State of Missouri.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                        Employer:   SPARTECH POLYCOM, INC.


                                By:  s/BRADLEY B. BUECHLER
                                                President and Chief Executive
                                        Officer




                        Employee:     s/GEORGE A. ABD
                                    George A. Abd